UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2007

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015-5611

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On February 28, 2007, Fortune Brands, Inc. (the “Company”) issued a press release announcing that Edward A. Wiertel, age 37, was appointed to the position of Vice President and Corporate Controller and principal accounting officer, effective April 9, 2007. Mr. Wiertel has been a Partner within the Audit and Risk Advisory practice of KPMG LLP in Chicago, Illinois from July 2002 through March 2007 and was a Partner, Senior Manager, and Associate in the Audit and Business Advisory practice at Arthur Andersen LLP in Chicago, Illinois from September 1991 to April 2002. He is a certified public accountant and has a Bachelor of Science degree in Commerce-Accounting from DePaul University, Chicago, Illinois. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

No family relationship exists between Mr. Wiertel and any director or executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)

99.1	Press Release of Fortune Brands, Inc. issued on February 28, 2007, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: February 28, 2007

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Fortune Brands, Inc. issued on February 28, 2007, filed herewith.